Exhibit 99.1

GROUNDMASTERS, INC.

FINANCIAL STATEMENTS

AND

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

December 31, 2005

GROUNDMASTERS, INC.

Table of Contents

PAGE
Report of Independent Public Accounting Firm	2

Financial Statements

Statement of Financial Position	3 - 4

Statement of Income and Retained Earnings	5

Statement of Cash Flows	6

Notes to the Financial Statements	7 - 12

Report of Independent Public Accounting Firm

Board of Directors

Groundmasters, Inc.

Cincinnati, Ohio

We have audited the accompanying statement of financial position of Groundmasters, Inc. (an Ohio corporation) as of December 31, 2005, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Groundmasters, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Munninghoff, Lange & Company

December 21, 2006

GROUNDMASTERS, INC.

STATEMENT OF FINANCIAL POSITION

December 31, 2005

ASSETS

Current assets
Cash and cash equivalents	$148,360
Accounts receivable, net of allowance for doubtful accounts	2,797,095
Material inventory	157,261
Prepaid expenses	126,953

Total current assets	3,229,669

Property and equipment
Machine and equipment	3,242,070
Autos and trucks	6,446,277
Furniture and fixtures	111,156
Leasehold improvements	463,849

10,263,352

Less: accumulated depreciation and amortization	6,667,935

Net property and equipment	3,595,417

Other assets
Non-compete agreements, net of amortization	30,330
Deposits	27,536

Total other assets	57,866

$6,882,952

The accompanying notes are an integral part of this financial statement.

GROUNDMASTERS, INC.

STATEMENT OF FINANCIAL POSITION

December 31, 2005

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Line of credit	$500,000
Accounts payable	334,761
Accrued expenses	335,350
Current portion of notes payable	791,591

Total current liabilities	1,961,702
Long-term liabilities
Notes payable, less current portion above	989,880

Total liabilities	2,951,582

Stockholder’s equity
Common stock - no par value - 100 shares authorized, issued, and outstanding	—
Additional paid-in-capital	1,625
Retained earnings	3,929,745

Total stockholder’s equity	3,931,370

$6,882,952

The accompanying notes are an integral part of this financial statement.

GROUNDMASTERS, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS

Year Ended December 31, 2005

Revenues	$24,511,395

Cost of revenues	15,907,631

Gross profit	8,603,764

General and administrative expenses	6,776,544

Income from operations	1,827,220

Other income (expense)
Miscellaneous income	37,971
Interest expense	(97,203)

Total other expense	(59,232)

Net income	1,767,988
Distributions	(1,332,489)

Retained earnings - beginning of year	3,494,246

Retained earnings - end of year	$3,929,745

The accompanying notes are an integral part of this financial statement.

GROUNDMASTERS, INC.

STATEMENT OF CASH FLOWS

Year Ended December 31, 2005

Cash flows from operating activities
Net income	$1,767,988
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,572,500
Gain on disposal of property	(13,423)
(Increase) decrease in:
Accounts receivable	12,788
Material inventory	(60,227)
Prepaid expenses	(114,635)
Other assets	(24,742)
Increase (decrease) in:
Accounts payable	(202,057)
Accrued expenses	80,663

Net cash provided by operating activities	3,018,855

Cash flows from investing activities
Proceeds from disposal of property	62,703
Property and equipment purchases	(2,050,960)

Net cash used by investing activities	(1,988,257)

Cash flows from financing activities
Line of credit transactions - net	500,000
Proceeds from long term notes payable	625,480
Repayment of long term notes payable	(687,734)
Owner distributions	(1,332,489)

Net cash used by financing activities	(894,743)

Net increase in cash and cash equivalents	135,855

Cash and cash equivalents at beginning of year	12,505

Cash and cash equivalents at end of year	$148,360

The accompanying notes are an integral part of this financial statement.

GROUNDMASTERS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Groundmasters, Inc. (an Ohio corporation) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of Groundmasters, Inc. management who are responsible for their integrity and objectivity.

Business Activity

Groundmasters, Inc. performs maintenance on grounds and outdoor spaces, including snow removal. Services are rendered to commercial customers in the Midwest and are primarily on a contract basis. The Company grants credit to customers in a broad spectrum of industries.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

In December 2003, the FASB issued revised FASB Interpretation 46 (FIN 46R), “Consolidation of Variable Interest Entities (VIE’s)”. FIN 46R requires certain VIE’s to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. The consolidation requirements of FIN 46 apply to VIE’s for fiscal years beginning after December 15, 2004, unless the variable interest entity was created after December 31, 2003, in which case, FIN 46R is immediately effective for that entity. The Company has adopted FIN 46R for the period presented in these financial statements and has determined that it has no VIE’s requiring consolidation.

Revenue and Cost Recognition

Revenues and costs are recognized under the accrual method for financial statement purposes. Landscape and irrigation maintenance and snow removal services are generally provided under annual contracts. Landscape enhancements are generally provided under contracts of less than two months. Revenue is recognized based upon the service provided and the contract terms, and is reported net of discounts. In the event estimated total contract costs exceed total contract price, the estimated loss on the contract is accrued in the period in which the loss is identified. Costs of services provided represents the costs of labor, subcontractors, materials, equipment costs, and other costs directly associated with landscape contracting and are expensed as incurred.

GROUNDMASTERS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company uses the allowance method to account for uncollectible receivables. At December 31, 2005, accounts receivable are presented net of an allowance for doubtful accounts of $63,000.

Property and Equipment

Property and equipment are carried at cost, less accumulated depreciation. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation is computed using accelerated methods for financial statement purposes over the estimated useful lives of the respective assets (5 to 15 years). For 2005, depreciation and amortization expense was $1,572,500.

Impairment of Long-Lived Assets

In accordance with the provisions of the Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (FAS144), long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company had no reductions to long-lived assets for impairment during the year ended December 31, 2005.

Fair Value of Financial Instruments

The carrying amounts reported in the statement of financial position for cash and cash equivalents, accounts receivable, accounts payable and notes payable approximate their fair value. Generally, this is because of the short-term nature of these items or, in the case of notes payable, interest rates which approximate market rates.

Advertising Costs

Advertising costs, which are included in operating expenses, are expensed as incurred. For 2005, advertising expense was $98,000.

GROUNDMASTERS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company has elected to be treated as an S corporation for income tax purposes. The Company’s stockholder is responsible for the payment of all taxes and therefore no provision for income taxes is included in these financial statements.

Cash and Cash Equivalents

For the purpose of the Statement of Cash Flows, the Company considered all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company paid $97,200 in interest during the year ended December 31, 2005.

Use of Estimates

The preparation of the financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts during the reporting period and at the date of the financial statements. Actual results may differ from these estimates.

Litigation

The Company is subject to litigation in the normal course of business. In the opinion of management, the effects, if any, of such litigation are not expected to be material to the Company’s results of operations or financial position.

NOTE 2 – LINE OF CREDIT AND NOTES PAYABLE

Line of credit with interest at prime less .75% (6.50% at December 31, 2005, 5.75% weighted average rate for 2005), collateralized by all available assets. Unused and available credit at December 31, 2005 was $500,000.	$500,000

GROUNDMASTERS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 2 – LINE OF CREDIT AND NOTES PAYABLE (Continued)

The following is a summary of notes payable at December 31, 2005:

Installment loan with interest at prime less 1%, monthly payments of $13,889 plus interest, matures in January 2007, collateralized by vehicles.	$180,556
Installment loan at prime less 1%, monthly payments of $29,167, matures in December 2008, collateralized by equipment and vehicles.	1,049,996
Installment loan at prime less 1%, monthly payments of $13,889, matures in June 2008, collateralized by equipment and vehicles.	416,667
Installment loans, varying monthly payments, maturing between June 2006 and September 2008, collateralized by equipment and vehicles.	134,252

Total outstanding	1,781,471
Less: current portion	791,591

Long term notes payable	$989,880

The weighted average interest rate for 2005 on notes payable was 5.50%.

The following is a schedule of maturities of long term notes payable:

2006	$791,591
2007	547,783
2008	442,097

Total	$1,781,471

GROUNDMASTERS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 2 – LINE OF CREDIT AND NOTES PAYABLE (continued)

On October 31, 2006, and discussed more fully at Note 8, the Company entered into an asset purchase agreement to be acquired by an unrelated party. In connection with this transaction, the Company repaid all of its outstanding indebtedness under its line of credit and all notes payable as of October 31, 2006.

NOTE 3 – DEFINED CONTRIBUTION RETIREMENT PLANS

The Company maintains the Groundmasters, Inc. Retirement Savings Plan for all employees meeting age and length of service requirements. The Plan allows deferral of a portion of the employee’s salary up to defined limits. The Company contribution consists of a matching contribution (4% which is comprised of 100% match of the first 3% of the employee’s salary and 50% match of the next 2% of salary) and a profit sharing component. The amount of the matching contribution and any profit sharing contribution are at the discretion of the Company and totaled $108,600 for the year ended December 31, 2005.

NOTE 4 – LEASES

The Company leases various office space and other real estate under operating leases. Certain of these leases are with a related party and are discussed more fully in Note 5.

Future minimum lease payments under non-cancelable operating leases with unrelated third parties as of December 31, 2005 are as follows:

2006	$123,600
2007	85,200
2008	16,500

$225,300

Total rental expense for all leases charged to operations for the year ended December 31, 2005 was $570,880.

GROUNDMASTERS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

December 31, 2005

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company leases various office space and other real estate from an entity controlled by its stockholder. Total lease payments under these leases for the year ended December 31, 2005 were $386,350. All of these operating leases are on a month-to-month basis.

The Company paid premiums for various types of insurance policies to an entity partially-owned by key employees of the Company. Total premiums paid to this entity for the year ended December 31, 2005 were $400,000.

NOTE 6 – EMPLOYEE LEASING AGREEMENT

The Company leases certain employees from an unrelated entity. The Company computes the applicable amounts related to payroll for each period and remits these amounts and the applicable administrative charge to the unrelated entity. The unrelated entity is responsible to timely remit the amounts owed to employees and the applicable taxing authorities. The Company paid $4,904,860 in gross wages and administrative fees for leased employees during the year ended December 31, 2005.

NOTE 7 – SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company maintains cash balances in three accounts at a regional bank. The amount of cash uninsured by the Federal Deposit Insurance Corporation (FDIC) at December 31, 2005 was $44,000.

NOTE 8 – SUBSEQUENT EVENT

On October 31, 2006, the Company sold substantially all of its assets, including its rights under landscape maintenance contract agreements, under an asset purchase agreement with an unrelated third party (the Acquirer) for total consideration of $52,750,000, including an 8.00% junior subordinated convertible note of $5,000,000. In connection with the transaction, the Company repaid all of its outstanding indebtedness under its line of credit and all notes payable as of October 31, 2006. Certain operating liabilities of the Company as of October 31, 2006 were assumed by the Acquirer and substantially all of the employees of the Company became employees of the Acquirer. No adjustments or reclassifications related to this asset purchase agreement have been made to these financial statements.